UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018 (January 23, 2018)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2018, Gastar Exploration Inc. (the “Company”) entered into a definitive agreement of sale and purchase (the “Sale Agreement”) to divest its interest in the West Edmund Hunton Lime Unit (“WEHLU”) and adjacent undeveloped acreage to Revolution Resources, LLC (the “Purchaser”), for a cash purchase price of $107.5 million (the “Purchase Price”), subject to, among other customary adjustments, adjustments for a property sale effective date of October 1, 2017. The Company received a deposit of 10% of the Purchase Price on January 25, 2018.

The Sale Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Sale Agreement. The transaction is expected to close on or about February 28, 2018 (the “Closing Date”), subject to customary closing conditions, including, (A) with respect to the Company, the aggregate environmental defect amounts, title defect amounts and casualty loss amounts for defects that are uncured or unresolved as of the Closing Date and any amounts associated with assets retained by the Company due to preference rights or transfer requirements, do not collectively exceed 20% of the Purchase Price, and (B) with respect to Purchaser, the aggregate environmental defect amounts, title defect amounts, casualty loss amounts for defects that are uncured or unresolved as of the Closing Date and amounts associated with (i) assets retained by the Company due to preference rights or transfer requirements and (ii) any properties for which a preferential purchase right holder elects to purchase such properties prior to the closing, do not collectively exceed 20% of the Purchase Price. Additionally, if the closing has not occurred on or before March 16, 2018, the Sale Agreement may be terminated by either party.

During the third quarter of 2017, the Company’s WEHLU assets’ daily production net to the Company was approximately 2,836 barrels of oil equivalent comprised of 52% oil, 25% natural gas liquids and 23% natural gas, which constituted 46% of the Company’s total equivalent production for such quarter.

 The description of the Sale Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is included as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On January 25, 2018, the Company issued a press release announcing the sale of its WEHLU assets. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

2.1*	Agreement of Sale and Purchase, dated January 23, 2018, by and between Gastar Exploration Inc. and Revolution Resources, LLC.
99.1	Press release dated January 25, 2018.

___________________

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to Exhibit 2.1 have not been filed herewith.  The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2018	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer